EXHIBIT 33.1

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Members Equity Bank Pty Ltd ABN 56 070 887 679
Level 16, 360 Collins Street Melbourne VIC 3000
GPO Box 1345 Melbourne VIC 3001
t 03 9605 6000 f 03 9605 6999
w membersequitybank.com.au
AFS Licence: 229500

REPORT ON ASSESSMENT OF COMPLIANCE WITH REGULATION AB SERVICING CRITERIA

Members Equity Bank Pty Limited (the "Asserting Party") is responsible for assessing compliance as of June 30, 2007 and for the period from June 5, 2007 (the date of issuance of the SMHL Global Fund 2007-1 transaction subject to the requirements of Regulation AB) to June 30, 2007 (the "Reporting Period") with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for criteria 229.1122(d)(1)(iii), 229.1122(d)(2)(v), 229.1122(d)(3)(i)-(iv), 229.1122(d)(4)(ix)-(xii) and 229.1122(d)(4)(xv) in the CFR, which have not been determined pursuant to the transaction documents to be, and the Asserting Party has concluded are not, servicing criteria that the Asserting Party performs, or in which the Asserting Party participates, in relation to the asset-backed securities transactions covered by this report (the "Applicable Servicing Criteria"). The transactions covered by this report include asset-backed securities transactions for which the Asserting Party served as servicer that are backed by the same asset type backing the class of asset-backed securities of SMHL Global Fund 2007-1 (including the SMHL Global Fund No. 9 and the SMHL Global Fund 2007-1 asset-backed securities transactions), that were completed on or after January 1, 2006 and that were registered with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (the "Platform").

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria as of June 30, 2007 and for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole.

Deloitte Touche Tohmatsu, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of June 30, 2007 and for the Reporting Period as set forth in this assessment.

MEMBERS EQUITY BANK PTY LIMITED

Date: September 28, 2007

By: /s/ Nicholas Vamvakas
Name: Nicholas Vamvakas
Title: Chief Financial Officer